SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 23, 1999



                           NAPRO BIOTHERAPEUTICS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-243201              84-1187753
(State or other jurisdiction     (Commission File          (IRS Employer
     of incorporation)                Number)            Identification #)



                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                     (Address of Principal Executive Office)


                                 (303) 530-3891
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

Strategic Partnership With Abbott Laboratories

On July 23, 1999, NaPro entered into Development, License and Supply Agreement (the "Development Agreement") with Abbott Laboratories ("Abbott"). The Development Agreement is a 20-year collaborative agreement with Abbott to develop and commercialize one or more formulations of paclitaxel for the treatment of a variety of cancer indications. The exclusive agreement covers the United States and Canada.

NaPro will be responsible for supply of bulk drug and will jointly conduct clinical trials with Abbott. Abbott will be responsible for the finishing, regulatory filings, marketing and sale of the finished drug product. NaPro has licensed to Abbott its paclitaxel-related patents. Most primary decisions related to the development program will be made by a joint NaPro-Abbott Development Committee. Under the Development Agreement, NaPro and Abbott have begun recruiting sites and investigators for the next phase of pivotal studies. Clinical studies to be pursued by NaPro and Abbott will investigate several different cancers in a variety of populations.

NaPro has and will receive funding from Abbott in the form of development and marketing milestone payments, a secured loan and an equity investment. On July 26, 1999, NaPro received $5 million, consisting of an initial $1 million fee, $2 million from the purchase by Abbott of NaPro common stock at $5.00 per share, and a $2 million draw-down on a secured loan. In addition to payments at closing, NaPro expects to receive up to $7 million in the remainder of 1999 consisting of another $1 million in fees, an additional $2 million equity investment (both of which are subject to certain operating milestones) and additional advances under the loan commitment of up to $4 million.

Contingent upon NaPro's successful achievement of all development milestones and including all payments expected in 1999, NaPro could receive up to $48 million consisting of $38 million in development fees and $10 million for the purchase of 2 million shares of NaPro common stock. In addition, NaPro also will have access to up to $20 million under a secured loan arrangement with Abbott. The loan bears a primary interest rate of 6.5% and is due in full on the earlier of:
(i) the second anniversary of the first sale of finished product by Abbott to a wholesaler or end-user customer following approval of finished product by the U.S. Food and Drug Administration; (ii) the termination of the Development Agreement; or (iii) January 1, 2007. The loan is limited to a borrowing base of collateralized assets, recomputed monthly.

Contingent upon achieving certain commercial sales thresholds over several years, NaPro may receive additional milestone payments from Abbott of up to $57 million. No assurance can be given that regulatory approval or sales thresholds will be achieved.

Under terms of the Agreement, Abbott will purchase bulk drug from NaPro. Once the paclitaxel product is approved and commercialized, Abbott will pay a percentage of its net paclitaxel sales to NaPro, less Abbott's payments to NaPro for purchase of bulk drug.


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The Development Agreement and the stock purchase and loan agreements with Abbott are filed as exhibits to this Report.

           Revised Management's Discussion and Analysis of Financial
                      Condition and Results of Operations

On or about October 5, 1999 NaPro will mail its annual report to its stockholders. In connection with the Development Agreement and the other agreements with Abbott, NaPro believed it appropriate to revise the disclosure regarding NaPro's financial condition and results of operations from that reported previously in its Annual Report on Form 10-K. Accordingly, we include the following revised disclosure as it appears in NaPro's annual report to stockholders.

         Management's Discussion and Analysis of Financial Condition and
                              Results of Operations

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the results of operations of NaPro. This discussion should be read in conjunction with the Financial Statements and Notes included elsewhere in this Report [NaPro's 1998 Annual Report to stockholders]. It has been updated from that contained in its Annual Report on Form 10-K to include reference to NaPro's transaction with Abbott, to reflect implications of such transaction and to update certain other matters. Special Note: Certain statements set forth below constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). See "Special Note Regarding Forward Looking Statements".

General

NaPro is a natural product pharmaceutical company which is focusing primarily on the development, manufacture and commercialization of paclitaxel, a naturally-occurring anticancer agent found in certain species of yew (Taxus) trees.

NaPro has devoted its efforts primarily to the development and implementation of its proprietary extraction, isolation and purification (EIP(TM)) technology and the development of its proprietary semi-synthetic method for producing NaPro paclitaxel. To advance the development and commercialization of NaPro paclitaxel, NaPro entered into 20-year, exclusive agreements with F.H. Faulding & Co., Ltd. ("Faulding") and IVAX Corporation (including its subsidiaries, "IVAX") for the clinical development, sales, marketing and distribution of NaPro paclitaxel. NaPro and IVAX entered into an agreement on March 20, 1998, (the "Termination Agreement") terminating their development and marketing relationship.

On July 23, 1999 NaPro entered into a 20-year collaborative agreement (the "Abbott Agreement") with Abbott Laboratories ("Abbott") to develop and commercialize one or more formulations of paclitaxel for the treatment of a variety of cancer indications. The exclusive agreement covers the United States and Canada.

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NaPro will be responsible for supply of bulk drug and will jointly conduct clinical trials with Abbott. Abbott will be responsible for the finishing, regulatory filings, marketing and sale of the finished drug product. NaPro has licensed to Abbott its paclitaxel-related patents. Most primary decisions related to the development program will be made by a joint NaPro-Abbott Development Committee. Under the Abbott Agreement NaPro-Abbott have begun recruiting sites and investigators for the next phase of pivotal studies. Clinical studies to be pursued by NaPro-Abbott will investigate several different cancers in a variety of populations.

NaPro has and will receive funding from Abbott in the form of development and marketing milestone payments, a secured loan and an equity investment. On July 26, 1999 NaPro received $5 million, consisting of an initial $1 million fee, $2 million from the purchase by Abbott of NaPro common stock at $5.00 per share, and a $2 million drawdown on a secured loan. In addition to payments at closing, NaPro may receive up to $7 million in the remainder of 1999 consisting of another $1 million in fees, an additional $2 million equity investment (both of which are subject to certain operating milestones) and additional advances under the loan commitment of up to $4 million.

Contingent upon NaPro's successful achievement of all development milestones and including all payments expected in 1999, NaPro could receive up to $48 million consisting of $38 million in development fees and $10 million for the purchase of 2 million shares of NaPro common stock. In addition, NaPro also will have access to up to $20 million under a secured loan arrangement with Abbott. The loan bears a primary interest rate of 6.5% and is due in full on the earlier of:
(i) the second anniversary of the first sale of finished product by Abbott to a wholesaler or end-user customer following approval of finished product by the U.S. Food and Drug Administration ("FDA"); (ii) the termination of the Abbott Agreement; or (iii) January 1, 2007. The loan is limited to a borrowing base of collateralized assets, recomputed monthly.

Contingent upon achieving certain commercial sales thresholds over several years, NaPro may receive additional milestone payments from Abbott of up to $57 million dollars. No assurance can be given that regulatory approval or sales thresholds will be achieved.

Under terms of the Abbott Agreement, Abbott will purchase bulk drug from NaPro. Once the paclitaxel product is approved and commercialized, Abbott will pay a percentage of its net paclitaxel sales to NaPro, less Abbott's payments to NaPro for purchase of bulk drug.

NaPro is in discussions with a number of international pharmaceutical companies to assist NaPro in developing and marketing NaPro paclitaxel in various parts of the world. NaPro is currently dependent for revenue exclusively on sales of NaPro paclitaxel and on royalties and payments related to licensed technology.

NaPro has initiated and is co-managing with Abbott clinical studies exploring the use of its patented formulation of paclitaxel using its patented method of administration. NaPro anticipates that information gained in such studies will be useful in the filing of a New Drug Application with the FDA for NaPro paclitaxel. The cost of such studies is increasing and will be significant.


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Through June 30, 1999, NaPro's production of paclitaxel was limited primarily to research and pilot-scale production, and much of NaPro's product sales and production were for use in clinical trials and for research and development purposes. Accordingly, NaPro has generated only limited revenue from such activities and has incurred significant losses, including operating losses of approximately $13.4 million, $13.8 million and $7.1 million for the years ended December 31, 1998, 1997 and 1996, respectively. For the six months ended June
30, 1999, NaPro recorded an operating loss of approximately $4.2 million. The accumulated deficit at June 30, 1999 was $47.1 million. NaPro expects that it will continue to have a high level of operating expense and will be required to make significant up-front expenditures in connection with its clinical trials, biomass procurement, product development, and other research and development activities. NaPro anticipates that losses will continue until such time, if ever, as NaPro is able to generate sufficient revenue to support its operations.

NaPro believes that its ability to generate revenue depends primarily on its ability to obtain regulatory approval in the U.S. or another major market for the commercial sale of NaPro paclitaxel, on NaPro's ability to obtain partners, on NaPro's ability to obtain regulatory approval for its manufacturing facilities and on NaPro's ability to construct manufacturing facilities that produce quantities of NaPro paclitaxel sufficient to supply NaPro's strategic partners' requirements for commercial sales. Moreover, NaPro's future growth and profitability will depend on the success of its strategic partners in fostering acceptance in the oncological market for NaPro paclitaxel as a preferred dosing regimen of taxane chemotherapy to be used alone or in combination with other chemotherapeutic agents.

In January 1995, Faulding received approval to market NaPro paclitaxel commercially in Australia under the trade name ANZATAX(TM). Faulding's effectiveness in marketing NaPro paclitaxel in Australia and other markets will continue to have a significant affect on NaPro's operations.

In February 1997, Bristol-Myers Squibb Company ("Bristol") submitted a Supplemental New Drug Application with orphan drug designation for paclitaxel for the treatment of Kaposi's sarcoma ("KS") before the filing by IVAX of a New Drug Application ("NDA") for the same indication. The Bristol application was approved by the FDA in August 1997. Under the Orphan Drug Act of 1983, this approval resulted in IVAX/NaPro being denied marketing approval for the KS indication for seven years.

In February 1998, due to the delay in receiving marketing approval for NaPro paclitaxel, NaPro underwent a restructuring to decrease overall cost. As part of the restructuring NaPro temporarily closed its British Columbia manufacturing facility and suspended construction of its commercial scale manufacturing facility in Boulder, Colorado. Completion of the Boulder facility will require additional financing, which NaPro intends to seek at such time, if ever, as NaPro anticipates sufficient product demand to warrant completion of the facility.

In March 1998, NaPro and IVAX entered into the Termination Agreement. The termination of the IVAX Agreement leaves NaPro free to seek regulatory approvals and market NaPro paclitaxel under the Abbott Agreement and to seek an international partner or partners with


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which to pursue regulatory approvals and marketing of NaPro paclitaxel outside the territory contractually allocated to Faulding. There can be no assurance that NaPro will be able to secure such approvals or form new long-term relationships for the approval, marketing, and distribution of NaPro paclitaxel in these areas, or that NaPro, Abbott or international partners, if found, will be able to effectively market NaPro paclitaxel.

Results of Operations

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

Sales. 1998 sales were $5 million, up $1.2 million from 1997. Sales to IVAX for 1998 were $2.7 million, up $400,000 from 1997. Sales to IVAX, as a result of the Termination Agreement, are expected to end in the third 1999 quarter. Future product sales in territory outside that covered by NaPro's agreement with Faulding (the "Faulding Agreement") may be dependent upon the ability of NaPro to secure new agreements supporting the development and marketing of NaPro's paclitaxel within that territory. Sales other than to IVAX for 1998 were $2.2 million, up $700,000 from 1997. The increase was due primarily to the timing of product shipments and to inventory fluctuations of NaPro's strategic partners. Sales may vary significantly depending on a number of factors, including the timing and size of any clinical trials, NaPro's obtaining one or more partners to replace IVAX, changes in demand, the level of inventory carried and changes in approved markets. This variability will continue until stable commercial demand has been established for the product in one of NaPro's principal markets.

Research, Development and Cost of Products Sold. Research and development expense and cost of products sold for 1998 was $10 million, down by $1.8 million from 1997. The decrease resulted primarily from the benefits of the February 1998 restructuring, a decrease in the level of process development and research, and lower production cost. NaPro's production process is not distinct from its research and development processes. Accordingly, the cost of products sold is included within NaPro's research and development expense.

General and Administrative Expense. General and administrative expense for 1998 was $6.5 million, up $500,000 from 1997. The increase is attributable primarily to increases of $700,000 in legal expense related to European litigation and $200,000 of consulting expense primarily related to the Termination Agreement, partially offset by a reduction in recruiting and relocation expense.

Interest Income. Interest income for 1998 was $600,000, up $100,000 from 1997. The increase is attributable to overall higher interest rates realized on interest bearing investments. See "Liquidity and Capital Resources".

Interest and Other Expense. Interest and other expense for 1998 was $900,000, down $1.3 million from 1997. The decrease is primarily attributable to the non-recurrence of the $1.1 million 1997 expense related to the amortization of original issue discount on the senior convertible debt, to decreased interest on the senior convertible debt and to decreased borrowing on equipment financing. See "Liquidity and Capital Resources".


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Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Sales. Sales for 1997 were $3.8 million, up $300,000 from 1996. Sales to IVAX for 1997 were $2.3 million, up $1.7 million from 1996. Sales other than to IVAX for 1997 were $1.5 million, down $1.3 million from 1996. The increase in total sales was due primarily to the timing of product shipments and to inventory fluctuations of NaPro's strategic partners.

Research, Development and Cost of Products Sold. Research and development expense and cost of products sold for 1997 was $11.8 million, up $4.9 million from 1996. The increase resulted primarily from expansion of NaPro's development and research operations in anticipation of possible approval of the NDA filed by IVAX with the FDA.

General and Administrative Expense. General and administrative expense for 1997 was $5.9 million, an increase of $2.2 million from 1996. The increase is attributable primarily to increases of $1.1 million in administrative and support staff, $500,000 in legal cost, $100,000 of occupancy cost, and $400,000 in consulting and outside service expense.

Interest Income. Interest income for 1997 was $500,000, a decrease of $200,000 from 1996. The decrease is attributable to smaller free cash balances available for investment. See "Liquidity and Capital Resources".

Interest and Other Expense. Interest and other expense for 1997 was $2.2 million, up $1.8 million from 1996. Approximately $1.1 million of the 1997 expense related to the amortization of original issue discount, a non-recurring charge, on the senior convertible debt. The remainder of the increase is attributable to interest on the senior convertible debt and increased borrowing on equipment financing. See "Liquidity and Capital Resources".

Liquidity and Capital Resources

NaPro's capital requirements have been and will continue to be significant. As of December 31, 1998, NaPro had a working capital balance of $7.1 million. This compared to a negative working capital balance of ($2.5) million as of December 31, 1997, and reflects the 1997 classification as a current liability of $8.1 million of NaPro's senior convertible notes, which are due in 2000 but which were redeemable by the holders during the early part of 1998 under certain conditions. Through December 31, 1998, the funding of NaPro's capital requirements has been dependent primarily on the net proceeds of public offerings of its common stock of approximately $21.1 million, on private placements of its equity securities of approximately $27.8 million, on the exercise of warrants and options of $5.7 million, on net borrowings of $12 million, and on loans and advances from its stockholders and strategic partners.

NaPro's existing capital and projected 1999 sales are expected to provide adequate capital to fund its necessary operations and capital expenditures in 1999. Pharmaceutical development is, however, a costly and time consuming process. NaPro is actively pursuing partners to assist in the development and marketing of its products, and may seek other forms of long-term financing should such financing become available on acceptable terms.


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In June 1997 NaPro privately placed $10.3 million of senior convertible notes.
The notes mature in June 2000 and bear an interest rate of 5%. Interest on the notes is payable in cash or in common stock at NaPro's option. The notes are convertible into common stock at a 10% discount from the lowest market price of the common stock during specified periods prior to the conversion. If not converted, upon maturity, the notes will be exchanged for 13.75% 5-year debentures. In 1998 NaPro issued 2,833,587 shares of common stock in conversion of $2.9 million principal of the notes, and 296,019 shares of common stock in payment of $295,000 interest on the notes. In 1998 NaPro redeemed $647,000 in note principal and paid $53,000 premium and interest in connection with the redemption. In January 1999 NaPro redeemed $633,000 in note principal and paid $162,000 premium and interest in connection with the redemption. In the period after December 31, 1998 through August 6, 1999 NaPro issued 3,597,159 shares of common stock in conversion of $5 million principal of the notes, and 19,234 shares of common stock in payment of $27,000 interest on the notes.

In December 1997, NaPro privately placed 5,000 shares of Series C Senior Convertible Preferred Stock (the "C Preferred") for an aggregate issuance price of $5 million. The C Preferred accrues dividends at 5% per year payable in common stock or cash at NaPro's option. The C Preferred is convertible into common stock at a 5% discount from the market price during specified periods prior to the conversion date. In December 2000, NaPro may force the conversion of any remaining shares at the conversion price in effect as of December 8, 2000. In 1998 NaPro issued 986,666 shares of common stock in conversion of $897,000 of the C Preferred and 186,656 shares of common stock in payment of $183,000 of dividends on the C Preferred. In the period after December 31, 1998 through August 6, 1999 NaPro issued 1,252,558 shares of common stock in conversion of $2.1 million of the C Preferred and 6,193 shares of common stock in payment of $10,000 of dividends on the C Preferred.

In January and March, 1998 and January and March, 1999, NaPro entered into amendments (the "Amendments") with the C Preferred investor and the holders of the senior convertible notes (together the "Investors"). The parties agreed to:
(a) limit the number of shares which could be converted in the event the stock price is below $4.00 per share to no more than 450,000 shares per month through May 14, 1999 and (b) partially remove the ability of the Investors to force NaPro to redeem any portion of the securities for cash. In the event there is an unconverted amount of securities on May 15, 1999, such amount will be convertible under the original terms of the agreements. At any time, NaPro, at its option, may redeem all or part of the securities, with 5 days written notice, for amounts ranging from 130% to 140% of the outstanding principal and accrued dividends and interest.

On August 2, 1999 NaPro redeemed for cash $2 million of shares of its C Preferred at a cost of $2.8 million including redemption premiums and outstanding accrued but unpaid dividends. Through that date all but $91,000 of the shares of the C Preferred outstanding at December 31, 1998 had been either redeemed or converted into common stock. Through August 2, 1999, all of NaPro's convertible debt outstanding at December 31, 1998 had been redeemed (in January
1999) or was converted into common stock. Funding for the redemption of NaPro's convertible debt and the C Preferred was provided by NaPro's current cash and cash received from Abbott.


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In June 1993, NaPro entered into an initial 20 year exclusive agreement with
IVAX to develop and market paclitaxel in the United States, Europe, and other parts of the world (the "IVAX Agreement"). NaPro and IVAX terminated the IVAX Agreement on March 20, 1998. Under terms of the termination agreement, IVAX received a royalty-free, limited, non-exclusive license to one of NaPro's patents (the "Patent") in the United States, Europe and certain other world markets. As consideration for this licence, NaPro received $4.1 million, 1,126,398 shares of NaPro common stock held by IVAX were returned to NaPro, and an additional $2 million was placed in escrow to be released in installments corresponding to delivery of NaPro's paclitaxel to IVAX. As a result of deliveries of NaPro's paclitaxel to IVAX, $700,000 of this escrow amount had been released to NaPro through December 31, 1998, and $1 million of the remaining $1.3 million had been released as of August 27, 1999. In addition, during 1998 IVAX made the following payments to NaPro: $3.8 million upon issuance of the Patent in the United States, and $2.6 million upon issuance of the Patent in the European Union.

In the normal course of its business, NaPro investigates, evaluates, and discusses strategic relationship, joint venture, acquisition, and other business combination opportunities. These opportunities could include, in the future, strategic relationships to develop new classes of compounds NaPro has been investigating, such as a new class of mitotic spindle poisons, a new class of protein synthesis inhibitors, and a natural product that inhibits an enzyme critical for the reproduction of cancer cells. Developing these opportunities or others could require the expenditure of funds to secure licenses and for other purposes. The amount and timing of future expenditures will depend upon numerous factors, including the establishment of additional strategic relationships, the progress of NaPro's research and development programs, the magnitude and scope of these activities, the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights, competing technological and marketing developments, changes in or terminations of existing strategic relationships and the cost of manufacturing scale-up. In the event of any such relationships or transactions, NaPro may consider using available cash, issuing equity securities or increasing its indebtedness.

Working Capital and Cash Flow. Cash and cash equivalents decreased $900,000 to $7.2 million for the year ended December 31, 1998 from $8.1 million at December 31, 1997. Net cash provided by 1998 operations of $2.1 million was offset by investing activity of $1.6 million and by financing activity of $1.4 million.

Inventory remained at $4.3 million at December 31, 1998 from December 31, 1997. The amount of work-in-progress inventory and finished goods inventory is dependent on a number of factors, including the shipping requirements of NaPro's strategic partners and NaPro's production planning for meeting those needs. Inventory balances may vary significantly during product development and launch periods.

Capital Expenditures. NaPro expended $500,000 during 1998 for capital projects. These expenditures primarily included plantation cost, work on manufacturing facilities in Boulder, and improvements to NaPro's laboratories.


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Since the FDA's determination that NaPro's paclitaxel could not be marketed in the U.S. for Kaposi's Sarcoma during Bristol's period of exclusivity under the Orphan Drug Act, NaPro has significantly reduced the scope of its operations and has reduced or delayed capital expenditures. NaPro is seeking a new strategic partner or partners to replace IVAX. The nature of NaPro's relationship with its strategic partners may significantly change its planned capital expenditures.

The amount and timing of future capital expenditures will depend upon numerous factors, including the establishment of additional strategic relationships, the progress of NaPro's research and development programs, the magnitude and scope of these activities, the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights, competing technological and marketing developments, changes in or terminations of existing strategic relationships and the cost of manufacturing scaleup. NaPro may seek additional long-term financing to fund capital expenditures should such financing become available on terms acceptable to NaPro.

Net Operating Loss Carryforwards. As of December 31, 1998, NaPro had net operating loss carryforwards for income tax purposes of approximately $34 million to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, the utilization of net operating loss carryforwards is limited after an ownership change, as defined in such Section 382, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term tax-exempt rate in effect during the month the ownership change occurred. Such an ownership change occurred in September 1993. As a result, NaPro will be subject to an annual limitation on the use of its net operating losses incurred prior to that date. This limitation only affects net operating losses incurred up to the ownership change and does not reduce the total amount of net operating loss which may be taken, but rather limits the amount which may be used during a particular year. Therefore, in the event NaPro achieves profitability, such limitation would have the effect of increasing NaPro's tax liability and reducing the net income and available cash resources of NaPro if the taxable income during a year exceeded the allowable loss carried forward to that year.

Year 2000 Issue. Until recently many computer programs used only the last two digits to refer to a year. Such programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or create erroneous results.
This matter is commonly referred to as the Year 2000 issue or Y2K.

Two years ago NaPro implemented an assessment of its systems and other assets which could be subject to Y2K. NaPro has completed the assessment of its primary systems and has brought all of the systems into Y2K compliance.

NaPro is assessing its secondary systems and other assets, including microprocessor-controlled equipment, and expects to complete that assessment no later than October 1999. The potential for significant interruption from secondary systems exists, although NaPro believes that the likelihood of interruption caused by Y2K failures in secondary systems is small.


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In addition to its internal systems NaPro is evaluating potential impact on
NaPro of Y2K issues with its vendors and customers. NaPro cannot directly control Y2K compliance by its vendors and customers. NaPro is communicating with its key vendors and customers regarding this matter. NaPro knows of no vendor or customer that has Y2K issues that have a potential of interrupting NaPro in a manner that could significantly adversely affect NaPro's operations. However, NaPro uses a number of vendors that NaPro believes to be the best or the only qualified source of a particular good or service. Sales to NaPro's customers potentially could be interrupted by customers' Y2K issues. Should a significant customer incur Y2K problems with its testing, release or other systems, NaPro's sales could be materially affected. NaPro will continue to monitor the level of Y2K compliance with respect to its key vendors and customers and will further develop contingency plans to cover the failure of a key vendor, including identification and qualification of alternative suppliers. Management believes that exposure to vendor or customer Y2K issues creates no material risk to NaPro. However, no assurance can be given with certainty that Y2K issues with vendors or customers will not significantly affect NaPro.

NaPro's Y2K effort has caused no significant deferral of other information technology projects.

NaPro's Y2K contingency plan includes completion of the evaluation and remediation process discussed above, including communication with its key vendors and customers regarding potential for Y2K issues; identification of the best alternative vendor for sensitive goods and services; coordination and planning with such alternative vendors.

Management believes that Y2K issues related to both internal and external systems will have no material effect on NaPro's business, results of operations or financial condition, and that NaPro's Y2K risk is not material. However, no such assurance can be given with certainty. The cost of addressing Y2K has not been material; management believes that the cost of completing Y2K compliance will not be material.

Special Note Regarding Forward-looking Statements

Certain statements in this Report constitute "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Reform Act of 1995. In addition, NaPro or persons acting on its behalf sometimes make forward-looking statements in other written and oral communications. Forward-looking statements can be identified by the use of words such as "believes", "intends", "may", "should", "anticipates, "expected" or comparable terminology or by discussions of strategies or trends. Such forward-looking statements may also include, among other things: statements concerning NaPro's plans, objectives and future economic prospects, such as matters relative to seeking and obtaining additional strategic partners; the availability of patent and other protection for its intellectual property; the completion of clinical trials and regulatory filings; the prospects for and timing of regulatory approvals; the need for and availability of additional capital; the amount and timing of capital expenditures; the timing of product introductions and revenue; the availability of raw materials; prospects for future operations; and other statements of expectations, beliefs, future plans and


                                                        11

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strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of NaPro, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, adverse economic and general business conditions; competition from Bristol and other existing and new producers of paclitaxel and other drugs; technological advances in cancer treatment and drug development; the ability to obtain rights to technology; the ability to obtain and enforce patents; the ability to obtain raw materials and commercialize manufacturing processes; the effectiveness of NaPro paclitaxel and other pharmaceuticals developed by NaPro in treating disease; the results of clinical studies; the results of research and development activities; the business abilities and judgment of NaPro's management and other personnel; the availability of qualified personnel generally; changes in and compliance with governmental regulations; the effect of capital market conditions and other factors on capital availability for NaPro and other biopharmaceutical companies; the ability of Abbott and Faulding to perform their obligations under their existing agreements with NaPro; the effect on NaPro's revenue, cash flow and earnings from foreign exchange rate fluctuations; the ability of NaPro to establish relationships with capable strategic partners to develop and market NaPro paclitaxel in the territories not covered by the Abbott and Faulding agreements; any Y2K issues of NaPro, its customers or vendors; and other factors described or referenced in this Report.

Quantitative and Qualitative Disclosures about Market Risk

Following the final delivery of product to IVAX in August 1999 under the Termination Agreement, sales of NaPro paclitaxel to Faulding will constitute substantially all of NaPro's revenue until NaPro begins making sales to Abbott under the Abbott Agreement. Faulding purchases NaPro paclitaxel at a price which varies in proportion to the price at which Faulding sells the product. Faulding's sales are made in the currencies of each of the countries in which it sells NaPro paclitaxel. As a result, NaPro's revenue from sales is affected by fluctuations in the value of these various foreign currencies relative to the U.S. dollar. Faulding's largest single market is Australia, accounting for approximately 39% of Faulding's commercial sales during the year ended March 1999. If changes in foreign currency markets cause a decrease in the price per gram NaPro receives from Faulding, there could be a material adverse effect on NaPro's earnings and cash flow. For example, during the year ended March 1999, NaPro's revenue attributable to sales of NaPro paclitaxel to be resold commercially by Faulding totaled $2.2 million. Had there been negative pressure on the relevant exchange rates such that the price had been reduced by 20%, NaPro's revenue for the year ended March 1999 would have been reduced by approximately $400,000 and NaPro would have experienced materially reduced cash flow. While sales to Faulding will continue to have a significant impact on NaPro's revenue in the near term, NaPro's future revenue and success will be dependent upon obtaining regulatory approvals and on Abbott's success in marketing NaPro paclitaxel, of which there can be no assurance.


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



NaPro's fixed rate indebtedness was represented by its senior convertible debt. All of the debt had either been converted, repurchased or redeemed by July 26, 1999. On July 26, 1999, NaPro borrowed $2 million from Abbott under a credit facility under which, subject to certain conditions, it may borrow up to $20 million. As this loan bears interest at a fixed rate of 6.5%, NaPro's indebtedness under this loan will not be sensitive to market rate fluctuations. NaPro currently does not use derivative financial instruments to manage its interest rate risk and has no cash flow exposure due to general interest rate changes for its fixed interest rate debt.

Certain statements set forth in this discussion constitute "forward-looking statements" within the meaning of the Reform Act. See "Special Note Regarding Forward-looking Statements".


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

99.1 Development, License and Supply Agreement, dated as of July 23, 1999, by and between NaPro and Abbott.

99.2 Stock Purchase Agreement, dated as of July 23, 1999, by and between NaPro and Abbott.

99.3 Loan and Security Agreement, dated as of July 23, 1999, by and between NaPro and Abbott.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                            NAPRO BIOTHERAPEUTICS, INC.



DATE:  October 4, 1999                      By:  /s/ Gordon H. Link, Jr.
                                                -----------------------
                                            Name:  Gordon H. Link, Jr.
                                            Title:  Chief Financial Officer


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